Exhibit 99.1

ADT Announces Sale of Commercial Business for $1.6 Billion

Transaction unlocks substantial shareholder value with sale at significantly accretive multiples

Entirety of net proceeds used for debt paydown, resulting in post-divestiture leverage multiples closer to ADT’s stated goal of sub-3.0x net debt / Adjusted EBITDA

ADT strengthens focus on innovation and growth in core residential, small business and multifamily consumer markets

BOCA RATON, Fla., Aug. 8, 2023 – ADT Inc. (NYSE: ADT), the most trusted brand in smart home and small business security, today announced that it has entered into a definitive agreement to sell its commercial security, fire and life safety business unit to GTCR, a leading private equity firm, for a purchase price of $1.6 billion, subject to customary purchase price adjustments. Proceeds from the sale, which is expected to close in the fourth quarter of 2023, will be used to reduce debt by $1.5 billion, with cash interest savings expected to offset the impact of divesting the commercial business.

Strategic rationale

•

The transaction supports ADT’s journey to be the premier provider of smart home and residential solar solutions by leveraging our strategic differentiators: innovative offerings, unrivaled safety and premium customer experiences.

•	With a stronger financial profile, ADT will be better positioned to prioritize investments that we believe will drive profitable, capital-efficient revenue growth for the long term.

•

At the close of the transaction, the Company plans to use the net proceeds from the transaction for debt reduction, resulting in a meaningfully lower leverage profile, improved margins and strong free cash flow generation.

Financial impacts

•	Represents an attractive EV/Commercial Adjusted EBITDA multiple of approximately 11.2X1 including the estimated allocation of corporate costs.

•	Estimated cash interest savings from debt paydown approximately offsets the impact of divesting the commercial business.

•

Upon completion of the sale, ADT plans to use the net after-tax cash proceeds of approximately $1.5 billion for significant debt reduction, accelerating long-term leverage goals and improving our leverage ratio from the current level of 3.7 down to 3.3.

•	ADT’s capital allocation priorities remain unchanged; the Company does not plan to change its quarterly dividend.

Jim DeVries, ADT President and CEO, said, “The decision to divest ADT’s commercial business is a value-enhancing transaction that focuses our portfolio on growth opportunities in our consumer markets. The sale enables ADT to monetize the commercial business at an attractive valuation and accelerate our debt reduction goals. With greater financial flexibility, we will be better positioned to grow through our strategic differentiators and innovative offerings, including our partnerships with Google and State Farm. We will continue our journey to be the premier provider of safe, smart and sustainable solutions that meet the evolved definition of what safety means to consumers today.”

DeVries continued, “This transaction is mutually beneficial for ADT and ADT Commercial, which will benefit from GTCR’s support and expertise, positioning the business to continue providing best-in-class solutions and services to its customers. We thank the entire ADT Commercial team for their hard work and look forward to seeing them grow.”

“ADT Commercial has established itself as an innovative leader in providing the critical safety services that businesses need to protect their day-to-day functionality,” said David Donnini, Managing Director and Head of Business & Consumer Services at GTCR. “We are very proud to once again partner with the leadership team of ADT Commercial to continue to invest in the platform and deliver the solutions its customers have come to expect. ADT has done a tremendous job in further developing this segment in recent years and we are excited to help drive the business forward in its next chapter of growth.”

Transaction details

Upon closing of the transaction, ADT expects to receive approximately $1.5 billion in net proceeds, subject to final tax calculations and purchase price adjustments. ADT plans to use the net after-tax cash proceeds of the transaction to reduce debt. As adjusted for the transaction, ADT expects its net leverage ratio to be 3.3, down from 3.7, currently.

The transaction has been approved by the Company’s Board of Directors and is expected to close in the fourth quarter of 2023, subject to customary closing conditions, including regulatory approvals.

More information

As previously announced, the Company will hold a live conference call and webcast at 10 a.m. ET today to discuss its second quarter financial results and will at that time provide additional information on the transaction. Participants may listen through the investor relations website at investor.adt.com. A replay of the webcast will be available on the website within 24 hours of the live event.

Alternatively, participants may listen to the live call by dialing 1-888-660-6144 (domestic) or 1-929-203-0865 (international) and requesting the ADT Second Quarter 2023 Earnings Conference Call. An audio replay will be available for two weeks following the call and can be accessed by dialing 1-800-770-2030 (domestic) or 1-647-362-9199 (international) and providing the passcode 5974526.

Citi and RBC Capital Markets are acting as financial advisors to ADT. Cravath, Swaine & Moore LLP is acting as legal advisor to ADT.

(1) EV/Commercial Adjusted EBITDA is a non-GAAP measure. Refer to the reconciliations that follow for the presentation of the most comparable GAAP measure along with the GAAP to non-GAAP reconciliation.

About ADT Inc.

ADT provides safe, smart and sustainable solutions for people, homes and small businesses. Through innovative offerings, unrivaled safety, and a premium customer experience, all delivered by the largest network of smart home security and rooftop solar professionals in the U.S., we empower people to protect and connect to what matters most. For more information, visit www.adt.com.

ADT contacts:

Elizabeth Landers

Investor Relations

elizabethlanders@adt.com

888-238-8525

Paul Wiseman

Media Relations

paulwiseman@adt.com

561-356-6388

Forward-looking statements

ADT has made statements in this press release that are forward-looking and therefore subject to risks and uncertainties, including those described below. All statements, other than statements of historical fact, included in this document are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements relate to, among other things, the proposed transaction between ADT and GTCR, the expected timetable for completing the proposed transaction and the benefits and synergies of the proposed transaction; the strategic investment by and long term partnership with State Farm; anticipated financial performance, including the Company’s ability to achieve its stated guidance metrics and its progress toward its medium-term targets; management’s plans and objectives for future operations; the successful development, commercialization, and timing of new or joint products; the expected timing of product commercialization with State Farm or any changes thereto; the Company’s acquisition of ADT Solar and its anticipated impact on the Company’s business and financial condition; business prospects; outcomes of regulatory proceedings; market conditions; the Company’s ability to successfully respond to the challenges posed by the COVID-19 Pandemic; the Company’s strategic partnership and ongoing relationship with Google; the expected timing of product commercialization with Google or any changes thereto; the successful internal development, commercialization, and timing of the Company’s next generation platform and innovative offerings; the successful commercialization of the Company’s joint venture with Ford; the successful conversion of customers who continue to utilize outdated technology; the current and future market size for existing, new, or joint products; any stated or implied outcomes with regards to the foregoing; and other matters. Without limiting the generality of the preceding sentences, any time the Company uses the words “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and, in each case, their negative or other various or comparable terminology, and similar expressions, the Company intends to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. ADT cautions that these statements are subject to risks and uncertainties, many of which are outside of ADT’s control, and could cause future events or results to be materially different from those stated or implied in this document, including among others, factors relating to uncertainties as to the timing of the sale of the Commercial Business and the risk that the transaction may not be completed in a timely manner or at all; the possibility that any or all of the conditions to the consummation of the sale of the Commercial Business may not be satisfied or waived; the effect of the announcement or pendency of the transaction on ADT’s ability to retain and hire key personnel and to maintain relationships with customers, suppliers and other business partners; risks related to diverting management’s attention from ADT’s ongoing business operations; uncertainties as to ADT’s ability and the amount of time necessary to realize the expected benefits of the transaction; the achievement of potential benefits of the equity investment by and long-term partnership with State Farm, including as a result of restrictions on, or required prior regulatory approval of, various actions by regulated insurers; risks and uncertainties related to ADT’s ability to successfully generate profitable revenue from new and existing partnerships; ADT’s ability to successfully commercialize any joint products with State Farm or with Google; the Company’s ability to successfully utilize the incremental funding committed by State Farm or Google; risks and uncertainties related to the Company’s ability to successfully integrate and operate the ADT Solar business, including the possibility of future impairments to the value of goodwill at ADT Solar; risks related to the various financing arrangements that the Company facilitates for some ADT Solar customers; the Company’s ability to commercialize its joint venture with Ford; the Company’s ability to continuously and successfully commercialize innovative offerings; the Company’s ability to successfully implement an Environmental, Social, and Governance program across the Company; risks related to the restatement of our consolidated financial statements included in our amended Annual Report on Form 10-K/A for the year ended December 31, 2022 (the “Amended Annual Report”) and in our amended quarterly report on Form 10-Q/A for the quarter ended March 31, 2023; any litigation or investigation related to such restatements; the Company’s ability to maintain effective internal control over financial reporting (“ICFR”) and disclosure controls and procedures (“DCPs”) including its ability to remediate any existing material weakness in ICFR and the timing of any such remediation, as well as ability to reestablish effective DCPs at a reasonable assurance level; and risks that are described in the Company’s Amended Annual Report, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the SEC, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. Any forward-looking statement made in this press release speaks only as of the date on which it is made. ADT undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

NON-GAAP MEASURES AND RECONCILIATIONS TO GAAP

ADT sometimes uses information (“non-GAAP financial measures”) that is derived from the consolidated financial statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under SEC rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

The following information includes definitions of our non-GAAP financial measures used in this release, reasons our management believes these measures are useful to investors regarding our financial condition and results of operations, additional purposes, if any, for which our management uses the non- GAAP financial measures, and limitations to using these non-GAAP financial measures, as well as reconciliations of these non-GAAP financial measures to the most comparable GAAP measures. Each non-GAAP financial measure is presented following the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure.

The limitations of non-GAAP financial measures are best addressed by considering these measures in conjunction with the appropriate GAAP measures. In addition, computations of these non-GAAP measures may not be comparable to other similarly titled measures reported by other companies.

Adjusted EBITDA and Reconciliation to GAAP

We believe the presentation of Adjusted EBITDA provides useful information to investors about our operating profitability adjusted for certain non-cash items, non-routine items that we do not expect to continue at the same level in the future, as well as other items that are not core to our operations. Further, we believe Adjusted EBITDA provides a meaningful measure of operating profitability because we use it for evaluating our business performance, making budgeting decisions, and comparing our performance against that of other peer companies using similar measures.

We define Adjusted EBITDA as net income or loss adjusted for (i) interest; (ii) taxes; (iii) depreciation and amortization, including depreciation of subscriber system assets and other fixed assets and amortization of dealer and other intangible assets; (iv) amortization of deferred costs and deferred revenue associated with subscriber acquisitions; (v) share-based compensation expense; (vi) merger, restructuring, integration, and other; (vii) losses on extinguishment of debt; (viii) radio conversion costs net of any related incremental revenue earned; (ix) adjustments related to acquisitions, such as contingent consideration and purchase accounting adjustments, or dispositions; (x) impairment charges; and (xi) other income/gain or expense/loss items such as changes in fair value of certain financial instruments or financing and consent fees.

There are material limitations to using Adjusted EBITDA as it does not reflect certain significant items which directly affect our net income or loss (the most comparable GAAP measure).

(in millions)	Twelve Months Ended June 30, 2023
Net income (loss)	$(37)
Interest expense, net	433
Income tax expense (benefit)	(127)
Depreciation and intangible asset amortization	1,547
Amortization of deferred subscriber acquisition costs	182
Amortization of deferred subscriber acquisition revenue	(280)
Share-based compensation expense	61
Merger, restructuring, integration and other	61
Goodwill impairment	624
Loss on extinguishment of debt	2
Change in fair value of other financial instruments	63
Radio conversion costs, net	(10)
Other, net	5

Adjusted EBITDA	$2,525

Commercial Adjusted EBITDA including estimated allocation of certain corporate costs and Reconciliation to GAAP

Commercial Adjusted EBITDA is our segment profit measure presented in accordance with ASC 280. We believe the presentation of Commercial Adjusted EBITDA including the estimated allocation of certain corporate costs provides useful information to investors related to the divestiture of the Commercial business. Management uses this measure to evaluate the benefit from the divestiture.

(in millions)	Twelve Months Ended June 30, 2023
Purchase Price (EV)	$1,613
Commercial Adjusted EBITDA	$158
Estimated allocation of corporate costs	(14)

Commercial Adjusted EBITDA including estimated corporate costs	$144

EV/Commercial Adjusted EBITDA	10.2x
Impact from the estimated allocation of corporate costs	1x

EV/Commercial Adjusted EBITDA including estimated corporate costs	11.2x

Net Leverage Ratios and Reconciliations to GAAP

Net leverage ratio is calculated as the ratio of net debt to last twelve months (“LTM”) Adjusted EBITDA. Net leverage ratio after divestiture is calculated as the ratio of net debt after divestiture to LTM Adjusted EBITDA excluding Commercial Adjusted EBITDA.

Net debt is calculated as total debt excluding the Receivables Facility, including capital leases, minus cash and cash equivalents. Net debt after divestiture is calculated as net debt excluding the estimated total debt paydown using the proceeds from the divestiture of the Commercial business.

Refer to the discussion on Adjusted EBITDA for descriptions of the differences between Adjusted EBITDA and net income (loss), which is the most comparable GAAP measure. We believe Net Leverage Ratio is a useful measure of the Company’s credit position and progress towards leverage targets. There are material limitations to using Net Leverage Ratio as the Company may not always be able to use cash to repay debt on a dollar-for-dollar basis.

(in millions)	June 30, 2023
Total debt (book value)	$9,671
LTM net income (loss)	$(37)

Debt to net income (loss) ratio	(260.5x )

Debt instruments (face value):
First lien term loan and term loan A	3,358
First lien and ADT notes	4,700
Receivables facility	403
Finance leases and other	104

Total first lien debt	$8,564
Second lien notes	1,300

Total debt	$9,864
Less:
Cash and cash equivalents	(146)
Receivables Facility	(403)

Net debt	$9,315
Less: total debt paydown after divestiture	(1,500)

Net debt after divestiture	$7,815
LTM Adjusted EBITDA	$2,525
Less: LTM Commercial Segment Adjusted EBITDA	158

LTM Adjusted EBITDA excluding Commercial Adjusted EBITDA	$2,367
LTM Adjusted EBITDA	$2,525

Net leverage ratio	3.7x

LTM Adjusted EBITDA excluding Commercial Adjusted EBITDA	$2,367

Net leverage ratio after divestiture	3.3x